UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

KEY HOSPITALITY ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2742464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road
Roseland, New Jersey 07068
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 992-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and restates Item 4.02 of the Form 8-K filed by Key Hospitality Acquisition Corporation on August 11, 2006 to read as set forth below.

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2006, in connection with the preparation of the June 30, 2006 10-QSB, Key Hospitality Acquisition Corporation (the “Company”), in consultation with its independent registered accounting firm, Rothstein, Kass & Company, PC (“Rothstein Kass”), determined that the Company must reclassify certain amounts in its financial statements as a liability to account for the warrants issued as part of the units in the Company’s initial public offering (the “IPO”). The Company, after consultation with Rothstein Kass, based its conclusions upon recent interpretations of the accounting for warrants issued as part of the units under Emerging Issues Task Force (“EITF”) No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”).

Under EITF No. 00-19, the fair value of the warrants issued as part of the units sold in the Company’s initial public offering should be reported as a liability. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon the exercise of the warrants. Under EITF No. 00-19, registration of the common stock underlying the warrants is not within the Company’s control. As a result, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability in the accompanying balance sheets was determined using the trading value of the warrants. The value assigned to the warrant liability at October 28, 2005 (date of issuance of warrants at closing of IPO), November 16, 2005, (the date of issuance of additional 450,000 warrants at closing of exercise of over-allotment option in connection with IPO), December 31, 2005 and March 31, 2006 were $5,100,000, $5,482,000, $5,482,000 and $6,579,000, respectively.  The fair value of the warrants was determined by the trading value of the securities closest to the balance sheet date of each period. Amounts reported as warrant liability expense in the Company’s statements of operations resulting from the change in valuation of the warrant liability was $0, $0, $0 and $1,096,500 for the period ended October 28, 2005, November 16, 2005, December 31, 2005 and the three months ended March 31, 2006, respectively. The Company had previously issued financial statements which did not present the warrant liability. Accordingly, the financial statements contained within the Company’s Form 8-K dated October 28, 2005 for the period of April 25, 2005 (date of inception) to October 28, 2005, the Company’s Form 8-K/A dated November 16, 2005 for the period of April 25, 2005 (date of inception) to November 16, 2005, Form 10-KSB for the period April 25, 2005 (date of inception) to December 31, 2005 and Form 10-QSB for the three months ended March 31, 2006 should no longer be relied upon.

After discussions among Rothstein Kass, management and members of the Board of Directors of the Company on August 10, 2006, the Company determined on August 11, 2006 to restate its financial statements for such periods. The restated financial statements will be included in the Company’s Form 10-QSB/A for the period ended March 31, 2006 and Form 10-KSB/A for the period ended December 31, 2005. The Company’s filing for all periods after March 31, 2006 will reflect this accounting treatment.

Company management has discussed the matters disclosed in this Current Report on Form 8-K with Rothstein Kass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION

Dated: August 18, 2006
/s/ Jeffrey S. Davidson

Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer